                                                                    Exhibit 10.5

                               AMENDMENT NO. 1 TO
                      16% SENIOR UNSECURED PROMISSORY NOTE

     Reference is hereby made to that certain Promissory Note dated December 10,
2002  (the  "NOTE"),  issued  by  Alpha  Hospitality  Corporation,   a  Delaware
corporation (the "COMPANY"), to the order of Societe Generale (the "HOLDER"), in the principal amount of $1,600,000.

     WHEREAS,  on July 31,  2000,  the  Company  issued  the Holder a warrant to purchase 12,500 shares of the Company's  common stock,  $.01 par value per share
(the "COMMON STOCK"), at an exercise price of $24.00 (as adjusted to reflect the
Company's 1-10 reverse stock split effected June 27, 2001) (the "WARRANT");

     WHEREAS,  as  consideration  for the Company reducing the exercise price of the  Warrant  from  $24.00 to $.01,  the  Holder has agreed to amend the Note as provided below; and

     WHEREAS, the parties hereto are in discussions with respect to the exchange by the Holder of the Note for certain shares of the Company's Common Stock.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  AMENDMENT.  Section 3(A) of the Note is hereby amended by deleting such subsection in its entirety and inserting in its stead the following:

          "(A) The payment of the  principal on this Note shall be due in such amounts and on such payment dates (each,  a "Payment
          Date") as follows:  (i) $800,000 shall be due and payable on
          April 15, 2003 and (ii) $800,000 shall be due and payable on
          June 30, 2003. Accrued interest on the outstanding principal amount of this Note  shall  also be due and  payable on each
          Payment Date.  Interest  will accrue on overdue  payments of principal and interest at the rate of 16% per annum."

     2. GOVERNING LAW. This Amendment  shall be governed by,  enforced under and construed in accordance  with the laws of the State of New York,  without giving effect to the principles of conflicts of laws thereof.

     3.  MISCELLANEOUS.  This  Amendment  shall be binding upon and inure to the benefit of and be enforceable  by the  respective  successors and assigns of the parties  hereto.  This Amendment may be executed in any number of  counterparts, each of which shall be an original,  but all of which together shall  constitute one  instrument.  Except as amended hereby,  the Note remains  unmodified and in full force and effect.

                            [Signature Page Follows]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by the undersigned, thereunto duly authorized, as of February 28, 2003.

                                   ALPHA HOSPITALITY CORPORATION

                                   By: /s/ Scott A. Kaniewski
                                      -------------------------------------
                                      Name:  Scott A. Kaniewski
                                      Title: CFO

                                   SOCIETE GENERALE

                                   By: /s/ Francois Barthelemy
                                      ------------------------------------
                                      Name:  Francois Barthelemy
                                      Title: Managing Director